AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2007

REGISTRATION NO. 333-124479

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ASM INTERNATIONAL N.V.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

THE NETHERLANDS	98-0101743
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NUMBER)

JAN VAN EYCKLAAN 10, 3723 BC BILTHOVEN, THE NETHERLANDS

+31 30 229 84 11

(ADDRESS AND TELEPHONE NUMBER OF REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

ARTHUR H. DEL PRADO

ASM AMERICA, INC.

3440 EAST UNIVERSITY DRIVE

PHOENIX, ARIZONA 85034

(602) 470-5700

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

COPIES TO:

STEVEN P. EMERICK, Esq.

QUARLES & BRADY LLP

ONE RENAISSANCE SQUARE, TWO NORTH CENTRAL AVENUE

PHOENIX, ARIZONA 85004-2391

(602) 229-5200

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those 4.25% Convertible Subordinated Notes and common shares into which those notes are convertible that remain unsold hereunder as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On April 29, 2005, ASM International N.V. (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (Registration No. 333-124479) (the “Registration Statement”), which originally registered up to $150,000,000 of 4.25% Convertible Subordinated Notes due December 6, 2011 (the “Notes”) and the common shares issuable upon conversion of the Notes. The Registration Statement was declared effective by the Commission on June 28, 2005.

The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant’s contractual obligation to maintain the effectiveness of the Registration Statement. Accordingly, pursuant to an undertaking made in Item 10 of the Registration Statement, the Registration hereby files this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of Notes and common shares underlying the Notes originally registered by the Registration Statement as may remain unsold in accordance with the plan of distribution contained in the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form F-3 and has duly caused this Post-Effective Amendment No. 1 to this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bilthoven, the Netherlands, on March 8, 2007.

ASM INTERNATIONAL N.V.

By:	/s/ Arthur H. del Prado
Arthur H. del Prado, Chairman of the Management Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Arthur H. del Prado, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Arthur H. del Prado Arthur H. del Prado	Chairman of the Management Board, President and Chief Executive Officer	March 8, 2007

/s/ Arnold J.M. van der Ven Arnold J.M. van der Ven	Member of Management Board, Chief Financial Officer	March 8, 2007

/s/ Paul C. van den Hoek Paul C. van den Hoek	Chairman of the Supervisory Board	March 8, 2007

	Supervisory Director	March __, 2007
Eric A. van Amerongen

/s/ Leon P.E.M. van den Boom Leon P.E.M. van den Boom	Supervisory Director	March 8, 2007

/s/ Johan M.R. Danneels Johan M.R. Danneels	Supervisory Director	March 8, 2007

/s/ Berend C. Brix Berend C. Brix	Supervisory Director	March 8, 2007

	Supervisory Director	March __, 2007
Heinrich W. Kreutzer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of ASM International N.V. and has duly caused this registration statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on March 16, 2007.

ASM AMERICA INC., a Delaware corporation (Authorized U.S. Representative)

By:	/s/ Arthur H. del Prado
Name: Arthur H. del Prado
Title: Chairman of the Board